UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):December 9, 2025 (December 5, 2025)

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Exact name of Registrant as Specified in its Charter

Colorado	000-19333	84-1176672
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

9 East Park Court

Old Bethpage, New York 11804

Address of Principal Executive Offices, Including Zip Code

406-839-0816

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01  Regulation FD Disclosure.

On December 9, 2025, the Company issued a press release entitled “Bion and Kimmeridge Execute Memorandum of Understanding: related to execution of a Memorandum of Understanding (“MOU”) between Kimmeridge Energy Management, LLC, for and on behalf of itself and certain of its affiliates (“Kimmeridge”) and the Company, which press release has been placed on the investors page of our website.

Item 8.01 Other Events

On December 5, 2025, the Company entered into an MOU with Kimmeridge (New York, New York) outlining a preliminary framework to explore the use of Bion’s ammonia recovery technology at a large Renewable Natural Gas (RNG) facility. Under the MOU, the Company and Kimmeridge together will:

a)	Share costs and collaborate on engineering work, fertilizer sample production, testing, and agronomic validation, life-cycle analysis (including CI scoring), and commercial planning.

b)	Evaluate and negotiate a joint Venture to develop an Ammonia Recovery System (ARS) to produce premium organic fertilizers at a potential RNG facility operated by an affiliate of Kimmeridge.

As part of the MOU, the Company has granted Kimmeridge a limited Right of First Refusal (“ROFR”) on a 10 million share equity investment in the Company during the evaluation period, at a price that is a premium to the current market price.

See Exhibit 99.2 which sets forth the MOU in its entirety, except that a redaction has been made to Section 4.1 under SEC Regulation S-K Item 601(b)(10). The redaction is not material and is confidential information whose disclosure could adversely impact the Company.

The Company’s immediate responsibilities under the MOU include:

a)	Initiate a Front-End Loading Level 1 (“FEL-1” engineering study addressing the integration of its ammonium bicarbonate technology with digestate produced by an RNG Facility. The study will include preliminary process design, mass and energy balances, equipment configuration, utilities requirements, site-integration considerations, and preliminary capital and operating cost estimates for an Ammonium Bicarbonate fertilizer production facility.

b)	Following completion of the Company’s current commercial sample order for a different party, the Company will dedicate Ammonium Bicarbonate production as directed by Kimmeridge, to mutually agreed partners and universities for product validation, agronomic testing, and market-development activities.

To place the MOU in the context of the Company’s business plan (and its existing public disclosure), if the contemplated JV moves forward on the timelines anticipated, active development of a potential RNG facility could commence in the second quarter of calendar 2026.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release titled “Bion and Kimmeridge Execute Memorandum of Understanding
99.2	Kimmeridge Memorandum of Understanding (Certain portions of this exhibit have been omitted pursuant to item 601(b)(10) of Regulation S-K)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BION ENVIRONMENTAL TECHNOLOGIES, INC.

	By:	/s/ Stephen Craig Scott
Date: December 9, 2025	Name:	Stephen Craig Scott Interim CEO